Exhibit 10.15.1

INTEGRATOR AMENDMENT (2018)
TO
THIRD PARTY PAYMENT PROCESSOR AGREEMENT

INTEGRATOR/TP3 NAME: USA Technologies, Inc.

This Integrator Amendment to the Third Party Payment Processor Agreement (the “Amendment”) amends and attaches to the Third Party Payment Processor Agreement, dated on or about April 24, 2015, as may have been amended (the “Agreement), between Paymentech, LLC (“Paymentech”), for itself and on behalf of JPMorgan Chase Bank, N.A. a national banking association (“Member”), and USA Technologies, Inc. (“USA Technologies” or “TP3”). This Amendment is dated as of the date last signed below (the “Effective Date”). Except as otherwise defined herein, capitalized terms used herein shall have the meaning assigned to them in the Agreement. All references to section numbers herein shall refer to the corresponding section of the Agreement. To the extent that any conflict or inconsistency exists between the terms of this Amendment and the Agreement, the terms of this Amendment will control.

WHEREAS, USA Technologies entered into the Agreement in order to submit Transaction Records to Paymentech for payment processing for itself and on behalf of certain of its business customers (“Program Merchants”) as a third-party payment provider.

WHEREAS, certain customers utilizing the payment processing services of Paymentech (“Chase Merchants”), which are not Program Merchants, will, from time to time, use the services, payment solutions, and/or software (collectively, the “Integrator Services”) provided by USA Technologies, in connection with the transmission, but not settlement, of certain payment information originating at points of sale owned or operated by the Chase Merchants, which may include, without limitation, credit and/or debit account numbers, expiration dates, and zip codes (collectively, “Cardholder Data”).

1.    ADDITIONAL INTEGRATOR OBLIGATIONS:

(a)
Client List. USA Technologies will provide Paymentech annually, as well as upon Paymentech’s request from time to time, a current, complete and accurate list of active Chase merchants for which USA Technologies provides Integrator Services or software subject to the Security Standards (a “Client List”); and

(b)
Company-Specific Unique Identifier. USA Technologies agrees that it will obtain from Paymentech (during the certification process), and thereafter include in every file submitted to Paymentech by USA Technologies, its payment solutions or its software, a unique identifier associated with USA Technologies and/or its payment solution or software; and

(c)
Duty to Protect Cardholder Data. In addition to its obligations under the Agreement to secure and protect Cardholder Data, USA Technologies shall bear responsibility, and shall reimburse Paymentech for the payment of any assessments, fines, fees, penalties or other amounts which may relate to any Data Compromise Event, violation of the Security Standards, or any acts or omissions of USA Technologies which arise solely from the Integrator Services and/or its payment solution or software.

2.    TERMINATION OF INTEGRATOR SERVICES.
This Amendment shall remain in effect from the Effective Date until: (i) it is terminated by Paymentech upon 30 days prior written notice to USA Technologies, or (ii) in the event that no Chase Merchants, which are not Program Merchants, are currently utilizing the Integrator Services and USA Technologies does not reasonably anticipate providing Integrator Services to any Chase Merchant in the foreseeable future, the Amendment may be terminated by USA Technologies upon 30 days prior written notice to Paymentech; provided, however, that in the event the Amendment is terminated, USA Technologies shall continue to bear responsibility for the payment of any fines, fees, penalties or other amounts due hereunder which relate to any Data Compromise Event, violation of the Security Standards, or any acts or omissions of USA Technologies which arise from the Integrator Services and/or its payment solution or software and which may have occurred prior to the date of such termination. In the event that this Amendment is terminated by either party, the Agreement shall remain in full force and effect, until and unless otherwise terminated in accordance with its terms.

3.	CONTINUED EFFECT:

(a)
Any and all provisions of the Agreement which, by their terms and implication, apply to settlement of transactions by USA Technologies, including but not limited to Section 3. Refunds and Adjustment, Section 4. Settlement, Section 7. Chargebacks, and Section 9. Fees, shall not be applicable to the Integrator Services provided by USA Technologies pursuant to this Integrator Amendment.

(b)
Except to the extent amended hereby, and except as set forth in sub-section (a) of this Section 3, all terms, provisions and conditions of the Agreement are hereby ratified and shall continue in full force and effect and the Agreement shall remain enforceable and binding in accordance with its terms.

This Amendment shall be effective on the Effective Date.

Agreed and Accepted by:

USA TECHNOLOGIES, INC.
100 Deerfield Lane, Suite 300 Malvern, PA 19301
Legal Address (Print or Type)
/s/ Michael Lawlor
By (authorized signature)
Michael Lawlor – Chief Services Officer
By, Name, Title (Print or Type)
September 27, 2018
Date

Agreed and Accepted by:

PAYMENTECH, LLC, for itself and on behalf of
JPMorgan Chase Bank, N.A.

By:    /s/ Thomas J. Arellano

Print Name: Thomas J. Arellano

Title: Vice President, Credit Operations

Date: October 22, 2018

Address: 8181 Communications Pkwy, Plano, TX 75024